UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 1, 2004

OWENS-ILLINOIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Seagate, Toledo Ohio	43666
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(419) 247-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

May 1998 Supplemental Indenture. On December 1, 2004, Owens-Illinois, Inc., a Delaware corporation (the “Company”) entered into a Second Supplemental Indenture dated as of December 1, 2004, among the Company, the guarantors party thereto and The Bank of New York, as trustee (the “May 1998 Supplemental Indenture”), with respect to the Indenture dated as of May 20, 1998, among the Company, the guarantors party thereto and The Bank of New York, as trustee (as supplemented by the Supplemental Indenture dated as of June 26, 2001, the “May 1998 Indenture”) with respect to the 7.15 % Senior Notes due 2005.  Pursuant to the May 1998 Supplemental Indenture, the Company, upon receipt by the Company of the written consent of the holders of at least a majority in principal amount of the then outstanding notes issued under the May 1998 Indenture, eliminated certain restrictive covenants contained in the May 1998 Indenture.

Item 8.01	Other Events.

Underwriting Agreement

On December 2, 2004, the Company entered into an Underwriting Agreement dated December 2, 2004, among the Company, Citigroup Global Markets Inc., acting severally on behalf of itself and on behalf of Banc of America Securities LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co. (together, the “Underwriters”) and each of OII Associates, L.P., OII Associates II, L.P. and KKR Partners II, L.P. (the “Underwriting Agreement”) with respect to the sale by the Selling Stockholders to the Underwriters of 31,500,000 shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Underwriting Agreement”).

The descriptions in this Current Report of the Underwriting Agreement and the May 1998 Supplemental Indenture are not intended to be complete descriptions of such documents, and such descriptions are qualified in their entirety by the full text of such documents which are attached as exhibits to and incorporated by reference in this Current Report.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	No.	Description
1.1

Underwriting Agreement dated December 2, 2004, among the Company, Citigroup Global Markets Inc., acting severally on behalf of itself and on behalf of Banc of America Securities LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co. and each of OII Associates, L.P., OII Associates II, L.P. and KKR Partners II, L.P.

	4.1	Second Supplemental Indenture dated as of December 1, 2004, among the Company, the guarantors party thereto and The Bank of New York, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2004

OWENS-ILLINOIS, INC.

(Registrant)

By:	/s/ Matthew G. Longthorne
Name: Matthew G. Longthorne
Title: Vice President and Controller

EXHIBIT INDEX

No.	Description

1.1

Underwriting Agreement dated December 2, 2004, among the Company, Citigroup Global Markets Inc., acting severally on behalf of itself and on behalf of Banc of America Securities LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co. and each of OII Associates, L.P., OII Associates II, L.P. and KKR Partners II, L.P.

4.1	Second Supplemental Indenture dated as of December 1, 2004, among the Company, the guarantors party thereto and The Bank of New York, as trustee